UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2017

Sondors, Inc.

(Exact name of issuer as specified in its charter)

Delaware	82-1040190
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

23823 Malibu Road, Suite 50 #129

Malibu, CA 90265

(Full mailing address of principal executive offices)

(310) 487-4889

Issuer’s telephone number, including area code

Common Shares

(Title of each class of securities issued pursuant to Regulation A)

SONDORS, INC.

FOR THE PERIOD FROM MARCH 15, 2017 (INCEPTION) TO DECEMBER 31, 2017

Forward-Looking Statements

The following information contains certain forward-looking statements. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “could,” “expect,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

ITEM 1. BUSINESS

Overview

Sondors, Inc., a Delaware corporation, incorporated on March 15, 2017, is engaged in the business of marketing and selling an existing line of electric bikes under the SONDORS brand (herein after “SONDORS”), and may design, market and sell new electric bike models in the United States and abroad pursuant to a royalty-free license granted by Sondors Global, LLC (“Sondors Global”), which holds the patents, trademarks, and other intellectual property for SONDORS electric bikes.

An existing operating California company with a like name, Sondors, Inc. (“Sondors Manufacturing”), which was previously in the business of manufacturing, marketing, and selling SONDORS electric bikes, components, and accessories, has ceased its marketing and sales activities. However, it will continue to service its existing customers. In addition, pursuant to a license granted by Sondors Global, Sondors Manufacturing shall continue to develop, procure, and manufacture, as necessary, SONDORS electric bikes, components, and accessories for sale exclusively to us in exchange for cost plus up to 5%. This allows us to focus on expanding the SONDORS brand into new markets and audiences while Sondors Manufacturing will be solely responsible for manufacturing and procurement strategies. Sondors Manufacturing and Sondors Global, are wholly owned by Storm Sonders, our sole officer and director. In addition, Mr. Sondors serves as the sole officer and director of Sondors Manufacturing, and as the sole manager of Sondors Global.

Products

We deliver premium electric bikes to the public through a unique on-demand model provided by Sondors Manufacturing. Our primary electric bike models include: (1) SONDORS Original Fat Tire Bike, which has custom tires measuring 26 x 4.9 inches and is designed for conquering difficult terrain like sand, dirt, and snow; (2) SONDORS Thin, which has a sleek, lightweight aluminum frame with thin tires; and (3) SONDORS Fold, which can be folded for storage in small spaces and is designed for travel.

Manufacturing & Procurement

Sondors Manufacturing uses a contract manufacturing model, which allows them to keep costs low. While Sondors Manufacturing does not own any factories, Sondors Global has many proprietary processes used to mass produce high quality bikes efficiently, and contracted factories can be reconfigured to meet demand. Sondors Manufacturing uses motorcycle grade packaging to ship SONDORS electric bikes and directly oversees every step in the engineering, design, and quality control process.

Sales Model

SONDORS electric bikes are sold exclusively online through a distribution model that allows customers to choose specific options at the point-of-sale.

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Employees

The Company currently has no full-time employees and relies on the services of various independent contractors.

Government Regulation

Many countries have enacted laws to regulate the use and manufacture of electric bikes, which we need to comply with to market and sell our electric bikes. In the United States, the U.S. Consumer Product Safety Act (the “CPSA”) provides that electric bikes meeting the definition of low-speed electric bicycles are considered consumer products and are subject to safety guidelines and standards established by the Consumer Product Safety Commission. The CPSA defines a "low speed electric bicycle" as a two or three wheeled vehicle with fully operable pedals, a top speed when powered solely by the motor under 20 mph (when operated by a rider weighing 170 pounds), and an electric motor that produces less than 750 W (1.01 hp). Commercially manufactured electric bikes exceeding these power and speed limits are regulated by the federal Department of Transportation and the National Highway Traffic Safety Administration and are subject to significantly more stringent regulations related to, among other things, vehicle safety, fuel economy, emissions control and noise control. To date, SONDORS electric bikes fall within the definition of “low speed electric bicycle” and are therefore governed by the less stringent CPSA.

We are also subject to laws and regulations applicable to the manufacture, import, sale, and service of consumer products internationally. For example, we will be required to meet specific safety standards that may be materially different from U.S. requirements, which may require additional investment into our electric bikes to ensure regulatory compliance. Our failure to comply with the CPSA and the applicable laws of other countries in which we sell our electric bikes, could materially negatively impact our business, prospects, financial condition and operating results. In addition, we may need to comply with regulations applicable to consumer products after they enter the market, including foreign reporting requirements and recall management systems.

Competition

The worldwide electric bike market is highly competitive today, and we expect it will become even more so in the future. We face strong competition from established bicycle manufacturers such as Pedego, Volt, and Electrobike.

Many of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing, and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, and support of their products. Many of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, many of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market, and sell their products more effectively.

Intellectual Property

We rely on a combination of trademarks, trade secrets, and patents owned by Sondors Global. We have a royalty-free license agreement with Sondors Global for the use of such intellectual property.

Litigation

We are not involved in any litigation, and our management is not aware of any pending or threatened legal actions relating to our intellectual property, conduct of our business activities, or otherwise.

Properties

We do not own any real estate or significant assets.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results – Period from March 31, 2017 (Inception) to December 31, 2017

Gross profit was $1,038,812 for the period from Inception to December 31, 2017. Sales of electric bikes and accessories totaled $4,639,622. Cost of goods sold totaled $3,600,810 and was related to product costs and freight costs.

Advertising and marketing expenses were $235,843 for the period from Inception to December 31, 2017 and were related primarily to advertising and marketing agency costs.

General and administrative expenses were $171,144 for the period from Inception to December 31, 2017 and were related primarily to consulting, insurance, and legal costs.

Liquidity and Capital Resources

Cash Flow

The following table summarizes, for the periods indicated, selected items in our Statement of Cash Flows:

2017
Net cash (used in) provided by:
Operating activities	$(128,762)
Financing activities	$309,497

Operating Activities

Cash used in operating activities was $128,762 for the period from Inception to December 31, 2017 and was related to the Company’s net income and changes in working capital.

Financing Activities

Cash provided by financing activities was $309,497 for the period from Inception to December 31, 2017 and was related to the issuance of common stock for cash through the Company’s Regulation A offering.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

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ITEM 3. DIRECTORS AND OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Position	Age	Term of Office	Approximate Hours per week for part-time employees
Executive Officers:
Storm Sondors	Chief Executive Officer, President, Treasurer & Secretary	44	March 15, 2017	N/A
Directors:
Storm Sondors	Chief Executive Officer, President, Treasurer & Secretary	44	March 15, 2017	N/A

There are no arrangements or understandings between our executive officers and directors and any other persons pursuant to which the executive officer or director was selected to act as such. There are no family relationships between any director or executive officer.

Storm Sondors, Chief Executive Officer, Treasurer, Secretary and Sole Director

Storm Sondors is the founder and has served as our sole officer and director, since our inception. He also currently serves as the sole officer and director of Sondors Electric Car Company, a Delaware corporation, which is designing and intends to manufacture, market, and sell an electric car. Since June 2015, he has also served as sole officer and director of Sondors Inc., a California corporation, which previously designed, manufactured, developed, marketed, and sold electric bikes, as well as lithium ion batteries and chargers for electric bikes. Between March 2017 and the present, he also served as the manager of Sondors Global, LLC, a California limited liability company, which holds certain patents, trademarks, and other intellectual property related to our electric bikes. Between 2010 and the present, he served as sole officer and director of Pacific Storm, Inc., a multi-brand company that previously designed, developed, produced, and marketed various consumer products, including electric bikes.

Mr. Sondors does not work exclusively for us and divides his time primarily among us and Sondors Electric Car Company.

Significant Employees

We have engaged a team of experienced consultants to further our business operations. However, we have no significant employees.

Compensation of Directors and Executive Officers

To date, our executive officers and directors have not received any cash compensation.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our Common Stock, our only outstanding class of capital stock, as of December 31, 2017, by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our Common Stock, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares beneficially owned.

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Title of class	Name and address of beneficial owner	Amount and nature of Beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Storm Sondors 23823 Malibu Rd Suite 50 #129 Malibu, CA 90265	6,583,335 shares		99.57%

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have licensed certain patents, trademarks, copyrights, and other intellectual property rights from Sondors Global, LLC, a California limited liability company, which is wholly owned by Storm Sondors, our sole officer and director.

We purchase our electric bikes and certain components from Sondors, Inc., a California corporation, which is wholly owned by Storm Sondors, and for which Storm Sondors serves as the sole officer and director. All purchases are for cost plus 5%.

ITEM 6. OTHER INFORMATION

None.

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ITEM 7. FINANCIAL STATEMENTS

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INDEPENDENT AUDITORS REPORT

The Management and Members

Sondors, Inc.

Malibu, CA

Report on the Financial Statements

We have audited the accompanying financial statements of Sondors, Inc. (the “Company”) which comprise the balance sheet as of December 31, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from March 15, 2017 (“Inception”) to December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sondors, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the period from Inception to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/ dbbmckennon
Newport Beach, California
December 11, 2018

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SONDORS, INC.

BALANCE SHEET

AS OF DECEMBER 31, 2017

December 31, 2017
ASSETS

Current Assets
Cash and equivalents	$180,735
Advances to related parties	1,310,555
Prepaid expenses	69,941
Other current assets	238,502
Total Current Assets	1,799,733

Total Assets	$1,799,733

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$31,191
Accrued liabilities	320,256
Deferred revenue	507,631
Total Current Liabilities	859,078

Long-Term Liabilities
Deferred tax liability	225,200
Total Long-Term Liabilities	225,200
Total Liabilities	1,084,278

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Common stock: 20,000,000 shares authorized; $0.0001 par value; 6,611,485 shares issued and outstanding as of December 31, 2017	661
Additional paid-in capital	336,177
Subscriptions receivable	(27,341)
Retained earnings	405,958
Total Stockholders’ Equity	715,455
Total Liabilities and Stockholders’ Equity	$1,799,733

See accompanying notes to financial statements.

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SONDORS, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 15, 2017 (INCEPTION) TO DECEMBER 31, 2017

Period Ended
December 31, 2017
Revenues	$4,639,622
Cost of goods sold	3,600,810
Gross Profit	1,038,812

Operating Expenses
Advertising and marketing	235,843
General and administrative	171,144
Total Operating Expenses	406,987
Operating Income	631,825

Other Income
Interest income	133
Income Before Income Taxes	631,958
Provision for income taxes	226,000
Net Income	$405,958

Net Income per Common Share – Basic	$0.06
Weighted Average Common Shares Outstanding – Basic	6,593,645
Net Income per Common Share – Diluted	$0.06
Weighted Average Common Shares Outstanding – Diluted	6,598,634

See accompanying notes to financial statements.

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SONDORS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 15, 2017 (INCEPTION) TO DECEMBER 31, 2017

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Subscriptions Receivable	Accumulated Deficit	Stockholders’ Equity
Balance at March 15, 2017 (Inception)	6,583,335	$658	$—	$(658)	$—	$—
Payment of subscription receivable	—	—	—	658	—	658
Common stock issued for cash	28,150	3	422,247	(27,341)	—	394,909
Offering costs	—	—	(86,070)	—	—	(86,070)
Net income	—	—	—	—	405,958	405,958
December 31, 2017	6,611,485	$661	$336,177	$(27,341)	$405,958	$715,455

See accompanying notes to financial statements.

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SONDORS, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 15, 2017 (INCEPTION) TO DECEMBER 31, 2017

Period Ended
December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$405,958
Adjustments to reconcile net income to cash flows used in operating activities:
Provision for deferred taxes	226,000
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(308,443)
Advances to related parties	(1,310,555)
Accounts payable and accrued liabilities	350,647
Deferred revenue	507,631
Net cash used in operating activities	(128,762)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	395,567
Offering costs	(86,070)
Net cash provided by financing activities	309,497

Increase in cash and equivalents	180,735
Cash, Beginning of Period	—
Cash, End of Period	$180,735

Supplemental Cash Flow Information:
Cash paid during the period for:
Income taxes	$—
Interest	$—

Non-cash financing activities:
Issuance of warrants	$30,797

See accompanying notes to financial statements.

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SONDORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 15, 2017 (INCEPTION) TO DECEMBER 31, 2017

NOTE 1 – NATURE OF OPERATIONS

Sondors, Inc. (which may be referred to as "Sondors," the "Company," "we," "us," or "our") was incorporated on March 15, 2017 (“Inception”) in the State of Delaware. The Company’s headquarters are located in Malibu, California.

The Company markets and sells an existing line of electric bikes under the SONDORS brand, and may design, market, and sell new electric bike models in the United States and abroad pursuant to a royalty-free license granted by Sondors Global, LLC, which holds the patents, trademarks, and other intellectual property for SONDORS electric bikes. An existing operating California company with a like name, Sondors, Inc. (“Sondors Manufacturing”), which was previously in the business of marketing and selling SONDORS electric bikes, components, and accessories, has ceased its marketing and sales activities. However, it continues to develop and manufacture SONDORS electric bikes, components, and accessories.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

Preparation of the financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

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Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standards Codification (“ASC”) 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs charged to stockholders’ equity totaled $86,070 for the period from Inception to December 31, 2017.

Revenue Recognition

The Company recognizes revenue from the sale of products and services when (a) pervasive evidence that an agreement exists, (b) the product or service has been delivered, (c) the prices are fixed and determinable and not subject to refund or adjustment, and (d) collection of the amounts due are reasonably assured. Revenue is recorded when orders are fulfilled. The Company recognized deferred revenue in all instances where the product has not yet been delivered.

Sales Taxes

The Company collects sales tax from customers and remits the entire amount to the applicable sales tax jurisdictions. The Company excludes sales tax from revenues and cost of goods sold.

Warranty Costs

The Company’s products are subject to a standard 30-day warranty. Historically, warranty costs have been minimal, and the related expense has been recorded at the time the warranty service is performed. Accordingly, no warranty reserve has been recorded at December 31, 2017.

Advertising

The Company expenses the cost of advertising as incurred. During the period from Inception to December 31, 2017, advertising expense was $23,250.

Income Taxes

The Company applies ASC 740, Income Taxes (“ASC 740”). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Income (Loss) per Common Share

The Company presents basic income (loss) per share (“EPS”) and diluted EPS on the face of the statement of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities. For periods in which we incur a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from diluted EPS calculations. For the period from Inception to December 31, 2017, the Company had 4,989 dilutive warrants outstanding.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution, which it believes to be creditworthy, located in the United States of America. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

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During the period from Inception to December 31, 2017, the Company had a related-party supplier that accounted for 100% of its product purchases. The loss of this related-party supplier would have a material impact on the Company’s operations and financial statements.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective for the Company beginning January 1, 2018. The Company does not believe the updated standard will have a material impact on the Company’s financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our consolidated financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the period from Inception to December 31, 2017, the Company paid for inventory deposits to Sondors Manufacturing, an affiliated entity owned by our Chief Executive Officer, and from time-to-time made other advances to Sondors Manufacturing and other entities owned by our Chief Executive Officer. The primary reason for these payments was to pay for supplier deposits on inventory, which are needed because of the lead times required by suppliers to procure component parts. We purchase our products that are sold to our customers from Sondors Manufacturing for cost plus 5% under an arrangement with no stated end date. The reduction of these advances is solely based on when inventory is delivered to the end customer for confirmed orders, or, from time-to-time, when Sondors Manufacturing pays for expenses on behalf of the Company. No funds are expected to be repaid as all advances should be reduced through delivery of products to our customers.

The Company has determined that Sondors Manufacturing is a variable interest entity in which the Company holds a variable interest but is not the primary beneficiary. As of December 31, 2017, the Company’s variable interest in Sondors Manufacturing was $1,310,555 and is recorded in advances to related parties within current assets on the balance sheet. The Company’s maximum exposure to loss as a result of its involvement with Sondors Manufacturing is $1,310,555. There are no arrangements, guarantees, or commitments that would require the Company to provide ongoing financial support to Sondors Manufacturing.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with, and does not know of any, pending or threatening litigation against the Company or any of its officers.

The Company has not yet filed certain sales tax returns for 2017. To remediate this deficiency, the Company may incur underpayment and delinquency penalties, each of which may be a minimum of 10% of the unpaid tax depending on the amount of elapsed time from the due date, as well as interest.

NOTE 5 - STOCKHOLDERS’ EQUITY

Common Stock

We have authorized the issuance of 20,000,000 shares of our common stock, each share having a par value of $0.0001.

Upon Inception, the Company issued 6,583,335 shares of common stock to its founder for $658.

During the period from Inception to December 31, 2017, the Company sold 28,150 shares of common stock through its Regulation A offering at $15.00 per share of common stock. The Company recognized gross proceeds of $422,250 and a subscription receivable of $27,341 related to the sale of these shares. In connection with these offerings, the Company incurred offering costs of $86,070, which reduced additional paid-in capital.

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Warrants

Based on monies raised through our Regulation A offering during the period from Inception to December 31, 2017, the Company is required to issue 4,989 warrants to purchases shares of our common stock to StartEngine Crowdfunding, Inc. The warrants have an exercise price of $15.00 and a term of five years. The warrants allow for adjustments to the exercise price and number of shares based on future stock dividends, stock splits, and subsequent non-exempt equity sales. During the period from Inception to December 31, 2017, the Company adopted ASU 2017-11, which changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down-round features. Accordingly, the value of these warrants is contained within equity both increasing and decreasing additional paid-in capital for a net zero effect. The Company valued these warrants at $30,797 using an expected life of five years, volatility of 44%, and a risk-free rate of 2.20%.

NOTE 6 – INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act ("Tax Act") was signed into law in the U.S. The Tax Act has resulted in significant changes to the U.S. corporate income tax system. These changes include a federal statutory rate reduction from 35% to 21%, the elimination or reduction of certain domestic deductions and credits, and limitations on the deductibility of interest expense and executive compensation. These changes are effective beginning in 2018.

The following table presents the current and deferred tax provision for federal and state income taxes for the period from Inception to December 31, 2017:

2017
Current tax provision:
Federal	$—
State	800
Total	800

Deferred tax provision:
Federal	159,000
State	66,200
Total	225,200
Total provision for income taxes	$226,000

The components of our deferred tax assets (liabilities) for federal and state income taxes consisted of the following as of December 31, 2017:

2017
Current:
Inventory deposits	$(391,000)
Prepaid expenses	(8,000)
Deferred revenue	151,000
Accounts payable	9,000
Accrued liabilities	13,800
Net deferred tax asset (liability)	$(225,200)

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and California state jurisdiction.  The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all period starting in 2017.  The Company currently is not under examination by any tax authority. The Company has not made any tax filings to date.

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NOTE 7 – SUBSEQUENT EVENTS

Subsequent to December 31, 2017, the Company sold 3,049 shares of common stock through its Regulation A offering for gross proceeds of $45,735. The Company incurred offering costs of $7,196. We received $42,950 from escrow and have an outstanding subscription receivable of $22,930.

The Company has evaluated subsequent events that occurred after December 31, 2017 through December 11, 2018, the issuance date of these financial statements. There have been no other events or transactions during this time which would have a material effect on these financial statements.

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ITEM 8. EXHIBITS

Exhibit No.	Exhibit Description
1.0*	Posting Agreement with StartEngine Crowdfunding, Inc.
2.1*	Certificate of Incorporation
2.2*	Bylaws
4.1*	Form of Subscription Agreement

* Previously filed

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Sondors, Inc.

Date: December 11, 2018	By:	/s/ Storm Sondors

Storm Sondors
Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Date: December 11, 2018	By:	/s/ Storm Sondors

Storm Sondors
Chief Executive Officer and Director

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